As filed with the Securities and Exchange Commission on March 9, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ZIM INTEGRATED SHIPPING SERVICES LTD.

(Exact Name of Registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9 Andrei Sakharov Street

P.O. Box 15067

Haifa, Israel 31000

(Address including zip code of Principal Executive Offices)

2020 Share Incentive Plan

(Full title of the plan)

ZIM American Integrated Shipping Services Company, LLC

5801 Lake Wright Drive

Norfolk, Virginia 23502

757-228-1300

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Michael Kaplan, Esq.

Pedro J. Bermeo, Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Zim Integrated Shipping Services LTD. (“Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register 3,200,000 additional ordinary shares with no par value (“Ordinary Shares”) for issuance under the Registrant’s 2020 Share Incentive Plan (the “2020 Plan”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on February 1, 2021 (Registration No. 333-252619)). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the Commission on March 9, 2022 (the “Annual Report”);

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

(c) The description of the Registrant’s share capital which is contained in the Registrant’s Registration Statement Form 8-A (Registration No. 001-654126, dated January 25, 2021, including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters with respect to the offering of the Ordinary Shares registered hereby have been passed on by Gross & Co.

Item 8. Exhibits.

Exhibit Number
4.1	Amended and Restated Articles of Association of the Registrant to be in effect following this offering, incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1, filed with the Commission on December 30, 2020 (File No. 333-251822)

4.2	Amended and Restated Registration Rights Agreement, dated December 22, 2020 by and among the Registrant and the other parties thereto, incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1, filed with the Commission on December 30, 2020 (File No. 333-251822)

5.1	Opinion of Gross & Co., Attorneys at Law, Israeli counsel to the Registrant, as to the validity of the ordinary shares

23.1	Consent of Somekh Chaikin, a member firm of KPMG International

23.2	Consent of Dixon Hughes Goodman LLP

23.3	Consent of Gross & Co., Attorneys at Law (included in Exhibit 5.1)

24	Power of Attorney (included in signature page to Registration Statement)

99.1	2020 Share Incentive Plan, incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form F-1, filed with the Commission on December 30, 2020 (File No. 333-251822)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Haifa, Israel on this 9th day of March, 2022.

ZIM Integrated Shipping Services Ltd.

By:	/s/ Eli Glickman
Name:	Eli Glickman
Title:	Chief Executive Officer, President

By:	/s/ Xavier Destriau
Name:	Xavier Destriau
Title:	Chief Financial Officer

ZIM American Integrated Shipping Services Company, LLC
(Authorized Representative in the United States)

By:	/s/ George Goldman
Name:	George Goldman
Title:	President of ZIM – USA

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eli Glickman, Xavier Destriau or Noam Nativ, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eli Glickman	Chief Executive Officer, President	March 9, 2022
Eli Glickman	(Principal Executive Officer)

/s/ Xavier Destriau	Chief Financial Officer	March 9, 2022
Xavier Destriau	(Principal Financial Officer and Principal Accounting Officer)

/s/ Yair Seroussi	Chairman of the Board	March 9, 2022
Yair Seroussi

/s/ Yair Caspi	Director	March 9, 2022
Yair Caspi

/s/ Nir Epstein	Director	March 9, 2022
Nir Epstein

/s/ Flemming Robert Jacobs	Director	March 9, 2022
Flemming Robert Jacobs

/s/ Dr. Karsten Karl-Georg Liebing	Director	March 9, 2022
Dr. Karsten Karl-Georg Liebing

/s/ Birger Johannes Meyer-Gloeckner	Director	March 9, 2022
Birger Johannes Meyer-Gloeckner

/s/ Yoav Moshe Sebba	Director	March 9, 2022
Yoav Moshe Sebba

/s/ William (Bill) Shaul	Director	March 9, 2022
William (Bill) Shaul

/s/ Liat Tennenholtz	Director	March 9, 2022
Liat Tennenholtz

/s/ George Goldman	ZIM American Integrated Shipping Services Company, LLC	March 9, 2022
George Goldman	Authorized Representative in the United States